Exhibit 5.1

1100 ONEOK Plaza 100 West Fifth Street Tulsa, Oklahoma 74103-4217 Telephone (918) 595-4800 Fax (918) 595-4990 www.gablelaw.com		Fifteenth Floor One Leadership Square 211 North Robinson Oklahoma City, OK 73102-7101 Telephone (405) 235-5500 Fax (405) 235-2875

July 19, 2017

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74132

Ladies and Gentlemen:

We have acted as special counsel to ONEOK, Inc., an Oklahoma corporation (the “Company”), in connection with the proposed issuance and sale from time to time by the Company of its common stock, $0.01 par value per share, in an amount having an aggregate offering price of up to $1,000,000,000 (the “Shares”) pursuant to the equity distribution agreement dated July 19, 2017 (the “Distribution Agreement”) between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, BB&T Capital Markets, a division of BB&T Securities, LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC. The Shares are to be issued pursuant to the Registration Statement on Form S-3ASR under the Securities Act of 1933, as amended (the “Act”), initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 6, 2017 (the “Registration Statement”), the base prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement to be filed with the Commission pursuant to Rule 424(b)(5) of the rules and regulations of the Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined originals or copies of the Distribution Agreement, the Registration Statement, the Prospectus, the Company’s Amended and Restated Certificate of Incorporation, as amended, the Company’s Amended and Restated By-laws and other records, documents, certificates, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

ONEOK, Inc. July 19, 2017 Page 2

In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents supplied to us as originals, the conformity to the originals of all documents supplied to us as copies and the authenticity of the originals of such copies. We have also assumed that all Shares will be issued and sold in the manner stated in the Registration Statement and the Prospectus.

Based upon the foregoing, and subject to the limitations and assumptions set forth herein, we are of the opinion that the Shares, when issued and delivered against payment therefor in accordance with the terms of the Distribution Agreement, will be validly issued, fully paid and non-assessable.

Our opinions expressed herein are subject to the following qualifications:

(i)	Our opinions are limited to the laws of the State of Oklahoma, and we do not express any opinion as to the laws of any other jurisdiction, including without limitation the federal laws of the United States;

(ii)	The opinions herein are limited to the matters expressly set forth in this letter, and no opinions are implied or may be inferred beyond the matters expressly so stated; and

(iii)	The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours very truly,

/s/ GableGotwals